Exhibit 10.11

Important:

Dear customer, in order to protect your/your company's interests, please read the full text of this Contract carefully before this Contract is entered into, especially the clauses in bold. If you have any questions, please ask the Bank for clarification in time. If you/your company still have doubts or ambiguities, please consult your/your company's lawyer and relevant professionals.

Mortgage Contract*

                                     No.: ***

Mortgagee: China Merchants Bank Co., Ltd. Shanghai Branch (hereinafter referred to as Party A)

Mortgagor: Hesai Technology Co., Ltd. (hereinafter referred to as Party B)

Whereas Party B or Hesai Technology Co., Ltd. (hereinafter referred to as the Debtor) applies for a loan, acceptance of commercial bills, discounting of bills or L/C (hereinafter collectively referred to as Financing Services) from Party A for a total amount of RMB SEVEN HUNDRED MILLION ONLY (700 million) and Party A agrees to provide such Financing Services to Party B (or the Debtor), Party A and Party B have entered into, or are about to enter into, the Fixed Assets Loan Contract No. *** (hereinafter referred to as the Master Contract).

As security for the full repayment of the debt principal and interest under the Master Contract and all other related expenses on time, Party B is willing to use the property it owns or has the legal right to dispose of as the collateral. Upon review, Party A agrees to accept the property Party B owns or has the legal right to dispose of as the collateral. NOW THEREFORE, pursuant to applicable laws and regulations, Party A and Party B hereto have reached this Contract by consensus through negotiation as equals with respect to the following terms.

1. The Collateral Used by Party B as Security

No.	Name of Collateral	Quantity or Area	Appraisal Value (RMB)	Domicile	Property (Ownership) No.	Ownership Certificate
1	Part 3/3, Neighborhood 302, Jiading Industrial Zone, Shanghai	26,615.3 square meters		Part 3/3, Neighborhood 302, Jiading Industrial Zone, Shanghai	***	Real Estate Certificate

*: Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential

(Columns and items may be added or adjusted as actually necessary for the collateral)

Where Party B uses property as security for Financing Services under the Master Contract, when the market value of the collateral falls below  / of the total amount of the principal of Financing Services under the Master Contract during the mortgage period, Party B shall provide a margin as requested by Party A (the margin account number is the account number automatically generated or recorded by Party A's system when the margin is deposited into the account, the same below) or add/replace it with new collateral/pledge to make up for the gap left by the lost market value of the collateral. Otherwise, Party A may have the right to dispose of the collateral hereunder in addition to the right to deem it as an event of breach of contract under the Master Contract and take response measures.

☒ Party B warrants that if the collateral is the land use right, any new construction in process or subsequent buildings completed on the land will be mortgaged to Party A when the conditions for mortgage registration are met and it will cooperate with Party A on registration of the collateral with the mortgage registration authority.

2. Way of Mortgage as Security

2.1 When the debt repayment period under the Master Contract expires, Party B shall be responsible for security for any loan, L/C/acceptance advance, discounted and/or negotiated payment provided by Party A to Party B (or the Debtor) but not paid by Party B with the collateral to the extent of mortgage as security determined by Party B hereunder; before the debt repayment period under the Master Contract expires, if Party A demands repayment from Party B (or the Debtor) in advance as agreed under the Master Contract, Party B will also be responsible for security of the collateral.

2.2 Party A and Party B (or the Debtor) may reach extension arrangements or change terms in respect of the debt repayment period, interest rate, amount, etc. under the Master Contract, or Party A may adjust interest rate and pricing methods as provided for in the Master Contract during the debt repayment period thereunder, without consent from Party B or notice to Party B. Party B recognizes this, without prejudice to Party B's responsibility for mortgage as security hereunder.

3. Extent of Mortgage as Security

The extent of security hereunder covers, without limitation, the debt principal and interest, interest penalty, compound interest, liquidated damages, surcharge for delay of performance, expenses for realizing the mortgage and claims, and other related expenses under the Master Contract. These specifically include the following:

3.1 The loan and negotiated principal granted by Party A to Party B (or the Debtor) under the Master Contract and their interest, interest penalty, compound interest, liquidated damages, and surcharge for delay of performance;

3.2 The balance of principal advanced by Party A to Party B (or the Debtor) for the fulfillment of commercial bills accepted under the Master Contract and of the payment obligation under the L/C granted by Party A and its interest, interest penalty, compound interest, liquidated damages and surcharge for delay of performance;

3.3 The principal of all bills discounted by Party A under the Master Contract and its interest, interest penalty, compound interest, liquidated damages, and surcharge for delay of performance;

3.4 Expenses incurred by Party A for exercising the mortgage and realizing claims (including but not limited to court fees, attorney fees, announcement fees, service fees, travel expenses, and fees for applying for an enforcement certificate), and all other related expenses.

3.5 If any loan under the Master Contract is used to repay or convert an old loan, bills discounted, or negotiated payment under the L/C at the application of Party B (or the Debtor), or Party A repays the L/C, bills and other advance debts with a new loan under the Master Contract during the mortgage period at the application of Party B (or the Debtor), Party B shall confirm that the resulting debts shall be included in the extent of security of the collateral.

4. Custody of the Collateral and Certificate of Ownership of the Collateral and Liability

4.1 During the mortgage period, the collateral shall be put under the custody of Party B or the agent retained by Party B. Party B and its agent shall store the collateral properly, and shall be responsible for repairing, maintaining and keeping it intact, subject to Party A's inspection at any time.

The mortgage period shall mean the period from the effective date hereof to the date when the statute of limitations on claims under the Master Contract expires.

4.2 During the mortgage period, Party B shall not take any actions that reduce the value of the collateral. If such circumstance occurs, Party A shall have the right to require Party B to stop and restore the value of the collateral, or to provide new mortgaged property acceptable to Party A. Party B shall be responsible for all expenses incurred in restoring the collateral to its original state or providing an additional mortgage.

4.3 During the mortgage period, Party B shall hand over the title certificate and other relevant certification documents of the collateral to Party A for custody. Party A shall properly keep the certificate of ownership of the collateral. If the certificate of ownership of the collateral is lost due to poor storage, Party A shall be responsible for the cost of reissue.

4.4 During the mortgage period, if the collateral is damaged, Party A shall have the right to recover all debts under the Master Contract from the amount insured, indemnity, and compensation in respect of the collateral, or require Party B to deposit the amount insured, indemnity, and compensation into the margin account as a margin to provide security for the Debtor's debts under the Master Contract. Other explicit provisions hereof shall prevail.

5. Registration of the Collateral

5.1 Party B shall, within the time required by Party A, cooperate with Party A by taking this Contract and relevant documents to the mortgage registration authority for registration of the collateral;

5.2 Party B shall, based on the principle of good faith, actively cooperate with Party A to complete the required procedures as per the preceding paragraph, and Party B shall notify Party A immediately of any change in the registration information such as legal person and company name. Should the required procedures be not completed in time due to Party B, or the registration become invalidated arising from negligence to give notice of any change in the registration information, or it be not possible to complete the registration after Party B has provided any property with unknown ownership or disputed, seized, detained or supervised as the collateral, then Party B shall be jointly and severally liable for losses incurred to Party A up to the value of the collateral.

6. Insurance

6.1 Unless otherwise agreed hereunder, where this Contract involves the property insurance premium (including extension or renewal of insurance), the cost shall be borne in the following form (choose one of the following two by ticking "√" in "☐"):

☒ Borne by Party A.

☐ Shared by Party A and Party B according the following proportion: Party A  / %, Party B  / %.

Party A shall have the right to decide whether to request Party B to take out full property insurance from an insurer with Party A as the first beneficiary, and to hand over the original insurance policy to Party A for preservation. In principle, the insurance period shall be longer than the debt repayment period agreed in the Master Contract. If the debt repayment period under the Master Contract is extended, Party A shall have the right to request Party B to extend the insurance period, at the cost of Party A as agreed in the preceding paragraph. In case of any loss of the insured property, Party A shall have the right to recover the principal and interest of any loan, acceptance/L/C advance, discounted and/or negotiated payment and all other related expenses under the Master Contract from the insurance compensation in advance, or to deposit the insurance compensation in into the margin account (the margin account is actually opened by Party B with Party A or automatically generated or recorded by Party A's system when the margin is deposited into the account, the same below), or to negotiate with Party B to withdraw the insurance compensation, so as to repay the loan/negotiated payment/discounted payment under the Master Contract, and/or pay the payables when accepted bills and issued L/C are due.

6.2 Unless otherwise agreed hereunder, if Party B neglects to take out insurance or extend the insurance period for the collateral, Party A shall have the right to apply for the same directly on behalf of Party B. Where Party B fails to pay the insurance premium payable by itself hereunder on time, Party A shall have the right to deduct an equal amount from any account of Party B.

6.3 Unless otherwise agreed hereunder, if Party B (or the Debtor) is unable to repay off all debts due under the Master Contract, Party A shall have the right to request Party B to extend the insurance, at the sole cost of Party B. If Party B neglects to renew insurance for the collateral, Party A shall have the right to do it directly on behalf of Party B. Where Party B fails to pay the insurance premium on time, Party A shall have the right to directly deduct an equal amount from any account of Party B.

7. Restrictions on Disposal of the Collateral During the Mortgage period

7.1 Party B shall have no right to sell, exchange, grant or otherwise transfer the collateral hereunder during the mortgage period; where it is really necessary for Party B to transfer the collateral hereunder for some consideration, it must file a formal application to and obtain written approval from Party A.

The parties agree that if Party A has reasonable evidence to prove that a transfer of the collateral will damage Party A's security interest, then Party A shall have the right to request Party B to transfer the proceeds from such transfer directly to the account designated by Party A for early repayment of the principal and interest of all debts and all other related expenses under the Master Contract, or deposit the full amount of such proceeds into the margin account opened by Party B at Party A. Such amount shall be deemed as having been specific and transferred to Party A for possession from the date of arrival at the margin account and continue to serve as pledge as security for the debts of Party B (or the Debtor) under the Master Contract. Party B has no objection thereto and shall cooperate with Party A to complete the required procedures as requested by Party A.

After Party B transfers the full amount of proceeds from a transfer of the collateral into the account designated by Party A, Party A may assist Party B to de-register the collateral and return the certificate of ownership of the collateral to Party B.

7.2 Without the written consent of Party A, Party B shall not transfer, lease, re-mortgage, establish residency or otherwise dispose of the collateral in any other inappropriate manner or create any form of encumbrance.

7.3 Where the Mortgagor mortgages house property as security for all debts owed by Party B (or the Debtor) to Party A under the Master Contract, Party B shall immediately inform Party A of any news it knows that the collateral has been or may be included in the government's demolition and acquisition plan.

7.3.1 If the collateral demolition company compensates the Mortgagor in the form of property swap, Party B shall mortgage the house property obtained through property swap to the lender;

7.3.2 If the demolition company compensates Party B in the form of compensation for demolition, Party A shall have the right to request Party B to open an account with an institution designated by Party A and to deposit the full amount of such compensation into the account as security for the Debtor's debts under the Master Contract;

7.3.3 Where the demolition company compensates Party B by mixing the said two forms or otherwise, Party A may adopt the said two measures or other means Party A deems appropriate for different compensatory substitutes respectively and request Party B to provide security for the Debtor's debts under the Master Contract;

7.3.4 In the case that the demolition company's compensation has not arrived, or has arrived but is not used as security as requested by Party A, Party B must provide another sufficient security acceptable to Party A;

7.3.5 Party A may also directly request Party B to provide other property acceptable to Party A as new security as the case may be.

8. Cost Burden

8.1 Any collateral evaluation involved hereunder shall be for the account of Party A.

☐ 8.2 If notary fees are to be enforced hereunder (except for the cost of applying for an enforcement certificate), the cost shall be borne in the following form (choose one of the following two by ticking "√" in "☐"):

Please tick "√" in "☐":

☒ Borne by Party A.

☐ Shared by Party A and Party B according the following proportion: Party A  / %, Party B  / %.

8.3 Other services to be provided by a third party retained shall be at the expense of the party that has retained such third party, or equally shared by the parties if such third party is jointly retained by the parties. Unless otherwise provided for in any applicable national policy and other normative documents.

8.4 Where the cost of mortgage registration is payable by the Mortgagee under any applicable national policy and other normative documents, then the cost of mortgage registration hereunder shall be borne by the Mortgagee, unless the Mortgagor must also be responsible as provided for in any applicable normative document due to the registration authority.

9. Modification or Rescission of Contract

After this Contract becomes effective, neither party may modify or rescind this Contract without the consent of the other party. In case of any necessary modification or rescission of this Contract, the parties shall reach a written agreement by consensus. Before such agreement is reached, all clauses of this Contract shall remain in full force.

10. Party B's Warranties

10.1 Party B, a legal person with security qualifications established by law, or another organization with security qualifications, or a natural person with full capacity for civil conduct, is willing to mortgage the assets it owns or has the right to dispose of as security for the fulfillment of its obligations hereunder. If Party A suffers losses in relation to any violation of this clause by Party B, then Party B shall be unconditionally liable for indemnification and shall not invoke any defense.

10.2 In the case of a legal person or another organization, Party B has been fully authorized or approved by a higher department/the board of directors or any other competent body.

10.3 This Contract is concluded as a result of Party B's true intention, free from any factor of fraud or coercion;

10.4 If Party B, as a legal person or another organization, is divided or merged during the term of this Contract, the entities upon such change shall undertake or severally undertake the obligations hereunder. Should Party B be declared dissolved or bankrupt, Party A shall have the right to dispose of its collateral in advance.

In the case of a legal person or another organization, Party B will complete registration, annual reporting and extension of its business term during the term of this Contract on time.

In the case of a natural person, if married, Party B shall provide a confirmation of mortgage as security from his or her spouse at the request of Party A at the request of Party A; if unmarried, then Party B shall represent that as of the date of this Contract, he or she has not entered into legal marriage with any person in or outside Chinese Mainland and/or has no legal spouse (or former spouse) who jointly owns the collateral hereunder, and that all marital status information provided by Party B to Party A is true, complete and reliable. Meanwhile, Party B confirms that Party A may verify and investigate such marital status information provided by Party B when it deems necessary (without requiring any other authorization), and undertakes to provide all conveniences unconditionally.

10.5 Where this Contract shall be entered to subject to approval as required under laws and administrative regulations, Party B warrants that it will apply for and obtain valid approval in time at the request of Party A, otherwise Party B will be liable for breach of contract.

11. In any of the following circumstances, Party A may dispose of the collateral by law:

11.1 Party B (or the Debtor) is involved in an event of default contemplated by the Master Contract;

11.2 Party B or another mortgagor/pledgor/guarantor is involved in an event of default contemplated by the Master Contract; or Party B neglects to fulfill the obligations, warranties or representations hereunder;

11.3 In the case of a natural person, Party B dies without an heir or legatee; or Party B's heir or legatee renounces inheritance or bequest, and refuses to repay the loan principal and interest;

11.4 In the case of a legal person or another organization, Party B is closed or its business license is revoked or canceled, or Party B files for bankruptcy or dissolution;

12. Liability for Breach of Contract

12.1 Where the collateral depreciates after Party B neglects to maintain or manage the collateral in breach of this Contract, or where the collateral is directly damaged by Party B but Party B still fails to take measures upon receipt of a written notice from Party A, then Party A shall have the right to request Party B to immediately stop impairing Party A's mortgage and provide other mortgaged property acceptable to Party A, and shall have the right to dispose of the collateral in advance;

12.2 Where Party B disposes of the mortgaged property without approval in breach of this Contract, Party A shall have the right to request Party B to immediately stop impairing Party A's mortgage, restore the collateral to its original state, and provide other property acceptable to Party A as security as the case may be, or dispose of the collateral by law in advance.

12.3 Party B warrants that there are no de jure and de facto obstacles to the establishment and realization of the mortgage, and that where Party B has concealed the fact that the collateral is jointly owned, disputed, seized, detained, included or to be included in the acquisition or demolition plan or leased, or the mortgage, residency, statutory priorities (including but not limited to security for construction payment and pricing of movable property), priority to retention of the seller's title and priority to the lessor's finance lease have been created on the collateral, or Party B has no ownership or right to dispose of the collateral, or Party B has dealt with the collateral by any of the said improper means without the written consent of Party A, then Party B shall provide new security at the request of Party A.

12.4 If the collateral is house property, Party B shall file for renewal at least 12 months prior to expiration of the right to use the construction land for the collateral (or another time limit under laws and administrative regulations) and give written notice to Party A and pay all related expenses (if necessary) in full as required by laws and administrative regulations. Meanwhile, Party A shall have the right to directly request Party B to add or provide new security acceptable to Party A, as the case may be. Where Party B fails to file for renewal, give written notice to Party A or pay in full as agreed hereunder, Party A shall have the right to request Party B to provide other property acceptable to Party A as security, or to dispose of the collateral by law in advance.

12.5 In any of any of the said events of default, if Party B is unable provide new security at the request of Party A, then Party B shall pay to Party A liquidated damages at 1% of the total amount of the principal of any loan/acceptance, issuance, negotiated or discounted payment under the Master Contract. To the extent that Party A suffers economic losses therefore, Party B must also indemnify Party A against all such economic losses.

13. The Relationship Between This Security and Other Security

13.1 In the case that Party A's claims have another mortgage & pledge guarantor/surety, Party A shall have the right to claim security rights against each mortgagor/pledgor (including Party B)/surety respectively, successively or simultaneously; Party A may waive the mortgage sequence, waive, modify or rescind other mortgage & pledge as security, modify or rescind the surety's liability for security, or delay claiming rights against any other mortgagor/pledgor/surety, which shall not affect Party B's liability for security hereunder, and Party B shall remain obliged to provide mortgage as security to Party A hereunder.

13.2 The validity of this Contract shall not be affected by any agreement or document entered into between Party B (or the Debtor) and any entity/individual, nor shall it be changed due to any fraud, restructuring, closure, dissolution, liquidation, bankruptcy, consolidation (or merger), division, reform, or expiration of the business term of Party B (or Debtor), nor shall it be affected in any way by any time grace and extension granted by Party A to Party B (or the Debtor) or Party A's delay in exercising the right to recover all debts due from Party B (or the Debtor) as per any applicable agreement.

13.3 Party A may stop granting any remaining loan/L/C, discounting or acceptance under the Master Contract or recover any granted financing funds in advance, which shall not affect Party B's liability for security hereunder.

14. Fruits of the Collateral

Where the collateral is seized or detained by the people's court by law when Party A claims the mortgage as Party B (or the Debtor) is unable to repay the principal and interest of all debts owed by Party B and all other related expenses on time after the debt repayment period expires under the Master Contract, then Party A shall be entitled to the natural fruits separated from the collateral and the legal fruits Party B is entitled to in respect of the collateral from the date of such seizure or detention.

15. Realization of Mortgage

15.1 In case of any single or multiple circumstances contemplated by 11 hereof or when the collateral is to be disposed of due to breach of contract as agreed hereunder, the mortgage can be realized in one of the following ways:

15.1.1 The parties reach an agreement or Party A directly discounts or auctions or sells the collateral at its discretion; the two parties fail to reach an agreement within 15 days from the date when any of the circumstances contemplated by 11 hereof occurs or from the date when Party A requests to dispose of the collateral due to breach of contract as agreed hereunder, Party A shall have the right to directly request the people's court to auction and sell the collateral;

15.1.2 The collateral is to be dealt with by legal procedures as per dispute resolution as agreed under the Master Contract;

15.1.3 After this Contract has been notarized by the parties to give it enforcement effect, Party A may directly file for enforcement to the people's court with jurisdiction.

15.2 Party A shall have the priority to compensation for the proceeds from dealing with the collateral in the said manner. Any part of the proceeds exceeding the principal and interest of all debts owed by Party B (or the Debtor) and all other related expenses under the Master Contract shall be attributable to Party B. Any insufficient part will be otherwise recovered by Party A.

16. Extinction of Mortgage

On or prior to expiration of the debt repayment period under the Master Contract, where any loan/discounted principal, interest and expenses offered by Party A to Party B (or the Debtor) under the Master Contract are fully repaid, or any bills accepted, L/C issued/negotiated by Party A under the Master Contract are fully repaid when due, the mortgage shall be extinguished accordingly. Party B's property title certificate or evidence and property insurance policy kept by Party A shall be returned to Party B. Party A may assist Party B to de-register the collateral at the request of Party B.

17. Applicable Law and Dispute Resolution

17.1 The conclusion or interpretation hereof and dispute resolution in connection herewith shall be governed by the laws of the People's Republic of China (for the purpose hereof, excluding the laws of Hong Kong, Macao and Taiwan).

17.2 Any dispute arising from the performance hereof between the parties shall be resolved through negotiation or mediation. Failing that, the parties agree to resolve the dispute with such method as agreed under the Master Contract.

18. Effectiveness of the Mortgage Contract

This Contract shall become effective on the date when it is signed/stamped by the legal representative (or president) or authorized representative of the parties and affixed with their official seal/special seal for contractual uses (or signed/stamped by the authorized signatory of Party A and affixed with its official seal/special seal for contractual uses and signed by Party B if Party B is a natural person) and shall continue until the principal and interest of all debts and all other related expenses under the Master Contract are fully repaid.

19. Miscellaneous

19.1 Notice

All notices, requirements or other documents in connection herewith from Party A and Party B shall be sent in written form (including but not limited to letter, fax, Email, electronic platforms such as CMB corporate banking/corporate APP, SMS or WeChat). Party B confirms that all documents will be served at such address for service in such mode of service as agreed below:

19.1.1 Party B confirms and agrees that all commercial and legal documents will be served to Party B at its mailing address, Email, fax number, mobile number or WeChat ID stated in its CMB corporate banking/corporate APP and herein.

Commercial documents referred to in this clause shall mean all commercial documents such as notice of service, confirmation, notice of default, notice of early maturity, and letter of collection of overdue payment to be sent during the business dealings hereunder; legal documents referred to in this clause shall include notarial documents and judicial documents (including but not limited to complaint/application for arbitration, appeal, defense, evidence, subpoena, notice of response, notice of burden of proof, notice of court session, notice of hearing, judgment/award, ruling, conciliation statement, notice of deadline performance and all other judicial documents to be sent in hearing and enforcement).

All commercial documents and legal documents to be sent to and from Party A, the court of appeal and the notary office shall be deemed to have been served when served to such address for service in such mode of service as agreed in the preceding paragraph.

19.1.2 Party B confirms and agrees that all documents shall be deemed to have been served when signed by the recipient for receipt if sent by hand (by lawyer/notary or by courier) (or where rejected by the recipient, then served on the date of rejection or return or seven days after posting back, whichever is earlier); or seven days after posting if by postal mail; or on the date of sending indicated on Party A's receiving system/electronic equipment if sent by fax, Email, CMB's corporate banking/corporate App (namely, sent by CMB's corporate banking/corporate APP to Party B's CMB's corporate banking/corporate APP), SMS or WeChat.

19.1.3 Party B shall notify Party A in writing of any change in its mailing address, email address, fax number or mobile number or WeChat ID within five working days from the date of such change, otherwise Party A shall have the right to send any document at the original mailing address or contact details of Party B. Where any document is not served due to any change in Party B's mailing address or contact details, then it shall be deemed to have been served on the date of rejection or return or seven days after posting back, whichever is earlier. Party B shall be liable for all possible losses arising therefrom, which shall not affect the legal validity of service.

19.1.4 Party B further agrees that the court may send judicial documents to Party B by electronic means such as China Judicial Process Information Online and China Unified Service Platform. Any judicial document so electronically sent by the court shall be deemed to have been served on the date of sending indicated on China Judicial Process Information Online and China Unified Service Platform. Having electronically served a judicial document, the court will not have to serve a hard copy of such judicial document at the mailing address of Party B.

19.1.5 The address for service and mode of service agreed in this article shall apply in all stages including contract performance, dispute resolution, arbitration, court hearing (first instance, second instance, retrial) and enforcement.

19.2 The terms used herein, unless otherwise expressly stated, shall have the same meanings as those defined in the Master Contract.

19.3 Assignment

Where Party A assigns all claims under the Master Contract to a third party, the mortgage shall be assigned to the assignee of such claims accordingly.

When Party A assigns some claims, such part of the mortgage shall be assigned accordingly. The mortgage of the collateral shall be shared by Party A for the other claims not assigned and by the assignee for such assigned claims in proportion to the amount of claims.

19.4 Party B confirms that all of Party A's operations in handling different services for Party B (or the Debtor) and all of Party A's operations in connection herewith may be processed by any sub-branch within the territory of arty A which may create, issue or produce letters accordingly. Such operations of, and such letters from, such sub-branch shall be deemed to be those of or from Party A, and shall be binding on the parties.

19.5 During the term of this Contract, Party A's any tolerance or grace in respect of any breach or delay of Party B (or the Debtor) or Party A's any delay in exercise of any interests or rights Party A is entitled to under the Master Contract shall not damage, influence or limit all interests and rights Party A is entitled to as a creditor by law and hereunder, nor shall it be deemed as Party A having waived the right to take action against any current or future breach.

19.6 During the term of this Contract, in case of any division or consolidation (or merger) to Party B, the entities upon such change shall undertake or severally undertake the obligations hereunder. Should Party B be declared dissolved or bankrupt, Party A shall have the right to dispose of its collateral in advance.

19.7 If any debts under the Master Contract are not RMB debts, Party A shall have the right to directly purchase RMB or trade foreign exchange at the exchange rate announced by Party A at the time of settlement to repay the debts under the Master Contract. The amount of non-RMB debts under the Master Contract shall be calculated at the exchange rate (or buying rate) announced by Party A at the time of repayment.

19.8  /

19.9  /

20. Supplementary

This Contract is made in triplicate, all of which copies shall have the same effect. Party A and Party B and  / ,  / each hold one copy.

Party B represents:

All clauses of this Contract have been fully negotiated by the parties. Party A has drawn Party B's special attention to the clauses that have a significant interest in Party B, such as the exemption or mitigation of Party A's liability, and has made clarification on the said clauses at Party B's request. Party B has fully and accurately understood the said clauses. The parties hereto have the same understanding of the clauses hereof.

(The remainder of this page is intentionally left blank.)

(followed by the signature column of the Mortgage Contract No. ***)

Party A: /s/ Seal of China Merchants Bank Co., Ltd. Shanghai Branch

President or Authorized Representative: /s/ Shunhua Shi

Mailing address: ***

Email: ***

Fax:  /

Contact Mob.: ***

WeChat ID:  /

This column should be signed and completed when the Mortgagor is a legal person or another organization:

Party B: /s/ Seal of Hesai Technology Co., Ltd.

Legal Representative/Chairman or Authorized Representative (signature or seal): /s/ Kai Sun

Mailing address: ***

Email: ***

Fax:  /

Contact Mob.: ***

WeChat ID:  /

This column should be signed and completed when the Mortgagor is a natural person:

Party B (signature):

Nationality and ID Name:  /

ID No.:  /

Mailing address:  /

E-mail:  /

Fax:  /

Mob.:  /

WeChat ID:  /

Signed on November 18, 2022